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                                                                     EXHIBIT 8.1

                         [LETTERHEAD OF BRYAN CAVE LLP]





                               November 30, 2000



Leggett & Platt, Incorporated
No. 1 Leggett Road
Carthage, Missouri 64836


Ladies and Gentlemen:

          We have acted as special counsel to Leggett & Platt, Incorporated, a Missouri corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-3, which also constitutes Post Effective Amendment No. 4 to Registration Statement No. 333-90443 (the "Registration Statement"), pursuant to the Securities Act of 1933. The Registration Statement, including the related Prospectus Supplement, provides the Company may offer from time to time its Medium-Term Notes. Except as otherwise indicated herein, all capitalized terms used in this letter have the same meaning assigned to them in the Registration Statement.

          In rendering our opinion, we have examined and relied upon without independent investigation as to matters of fact the Registration Statement and such other documents, certificates and instruments as we have considered relevant for purposes of this opinion. We have assumed without independent verification that the Registration Statement is accurate and complete in all material respects, and our opinion is conditioned expressly on, among other things, the accuracy as of the date hereof, and the continuing accuracy, of all of such facts, information, covenants, statements and representations through and as of the date of consummation of the filing. Any material changes in the facts referred to, set forth or assumed herein or in the Registration Statement may affect the conclusions stated herein.

          In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder (the "Regulations"), pertinent judicial decisions, rulings of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that such laws, Code, Regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change in any of the authorities upon which our opinion is based could affect our conclusions herein.
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Leggett & Platt, Incorporated
November 30, 2000
Page 2



          Based solely upon the foregoing and in reliance thereon and subject to the exceptions, limitations and qualifications stated herein, we confirm that the statements contained in the Prospectus Supplement under the caption "United States Federal income tax consequences" insofar as such statements constitute matters of law or legal conclusions, as qualified therein, are our opinion and that such statements fairly describe the material Federal income tax consequences of the offering of the Medium-Term Notes and are true, correct and complete in all material respects.

          Except as expressly set forth above, we express no other opinion. We consent to the reference to this firm in the Prospectus Supplement under the caption "United States Federal income tax consequences" and to the filing of this opinion as an exhibit to the Prospectus Supplement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.


                                     Very truly yours,

                                     /s/ BRYAN CAVE LLP

                                     Bryan Cave LLP